Exhibit 10.1

AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT dated as of March 31, 2010 (this “Amendment”) to the Credit Agreement dated as of June 24, 2009 (the “Credit Agreement”) by and among COMTECH TELECOMMUNICATIONS CORP., a Delaware corporation (the “Company”), the Lenders party thereto and CITIBANK, N.A., a national banking association, as Administrative Agent for the Lenders.

WHEREAS, the Company has requested that the Lenders amend certain provisions of the Credit Agreement and the Lenders have agreed to amend such provisions of the Credit Agreement and grant such consent, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

1.           Amendments.

              The definition of the term “Eligible Investments” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

       “Eligible Investments” shall mean (a) direct obligations of the United States of America or any government agency thereof, including bank issued securities guaranteed by the Federal Deposit Insurance Corporation under the terms of the Temporary Liquidity Guarantee Facility, provided that such obligations mature within two years of the date of acquisition thereof, and that the weighted average maturity of such securities does not exceed one year from the date of acquisition thereof; or (b) U.S. Dollar denominated certificates of deposit issued by any bank organized and existing under the laws of the United States or any state thereof and having aggregate capital and surplus in excess of $1 billion, provided that such obligations mature within two years of the date of acquisition thereof, and that the weighted average maturity of such securities does not exceed one year from the date of acquisition thereof; or (c) money market mutual funds having assets in excess of $2.5 billion; or (d) money market deposit accounts issued by any bank organized and existing under the laws of the United States of America or any state thereof and having aggregate capital and surplus in excess of $1 billion and having short term ratings no lower than P-1 from Moody’s Investors Service Inc., A-1 from Standard and Poor’s Ratings Group or F-1 from Fitch, Inc. or (e) commercial paper, bonds or debentures issued by any Lender or any corporation organized and existing under the laws of the United States or any state thereof and having short term ratings no lower than either P-1 from Moody’s Investors Service, Inc. or A-1 from Standard & Poor’s Ratings Group, or long term ratings no lower than either Aa3 from Moody’s Investors Service, Inc. or AA- from Standard & Poor’s Ratings Group, provided that such obligations mature within two years of the date of acquisition thereof, and that the weighted average maturity of such securities does not exceed one year from the date of acquisition thereof; or (f) securities issued by any State or political subdivision of the United States, having long term ratings no lower than either Aa3 from Moody’s Investors Service, Inc. or AA- from Standard & Poor’s Ratings Group, provided that such obligations mature within two years of the date of acquisition thereof, and that the weighted average maturity of such securities does not exceed one year from the date of acquisition thereof.

2.           Conditions to Effectiveness.

This Amendment shall become effective upon receipt by the Administrative Agent of: (a) this Amendment, duly executed by the Company and (b) executed consents from the Lenders authorizing the Administrative Agent to execute this Amendment on behalf of the Lenders (the “Consent”).

3.           Miscellaneous.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings as defined in the Credit Agreement.

Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof.

The amendments set forth above are limited specifically to the matters set forth above and for the specific instances and purposes given and do not constitute directly or by implication a waiver or amendment of any other provision of the Credit Agreement or a waiver of any Default or Event of Default, whether now existing or hereafter arising, which may occur or may have occurred.

The Company hereby (i) represents and warrants that (a) after giving effect to this Amendment, the representations and warranties made by the Company and each of its Subsidiaries pursuant to the Credit Agreement and the other Loan Documents to which each is a party are true and correct in all material respects as of the date hereof with the same effect as though such representations and warranties had been made on and as of such date, unless any such representation or warranty is as of a specific date, in which case, as of such date and (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing and (ii) confirms that the liens, heretofore granted, pledged and/or assigned to the Administrative Agent for the Lenders shall not be impaired, limited or affected in any manner whatsoever by reason of this Amendment.

The Company hereby further represents and warrants that the execution, delivery and performance by the Company of this Amendment and the Credit Agreement (as amended by this Amendment), (a) have been duly authorized by all requisite corporate action, (b) will not violate or require any consent (other than consents as have been made or obtained and which are in full force and effect) under (i) any provision of law applicable to the Company, any applicable rule or regulation of any Governmental Authority, or the Certificate of Incorporation or By-laws of the Company, (ii) any order of any court or other Governmental Authority binding on the Company or (iii) any agreement or instrument binding on the Company.  Each of this Amendment and the Credit Agreement (as amended hereby), constitutes a legal, valid and binding obligation of the Company.

This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one Amendment. This Amendment shall become effective when duly executed counterparts hereof which, when taken together, bear the signatures of each of the parties hereto shall have been delivered to the Administrative Agent.

This Amendment shall constitute a Loan Document.

This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the Company and the Administrative Agent, as authorized on behalf of the Required Lenders, have caused this Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.

CITIBANK, N.A., as Administrative Agent

By: /s/ Stuart N. Berman
Name: Stuart N. Berman
Title: Vice President

COMTECH TELECOMMUNICATIONS CORP.

By: /s/ Michael D. Porcelain
Name: Michael D. Porcelain
Title: Senior Vice President and
Chief Financial Officer